Exhibit 10.56

THIS PREFERRED SHIP MORTGAGE

This Preferred Ship Mortgage (this “Mortgage”) is covering the Tall Ship vessel named WINDY, a 1996 148 ft. 4 Masted Gaff Top Sail Schooner Official/Hull Number IL2AO207G818 and U.S.C.G. documentation #1030835 (the “Vessel”) dated this 15th day of April, 2022 in the amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) PLUS INTEREST and made by,

WINDY OF CHICAGO LTD, an Illinois corporation

6501 RED HOOK PLAZA, SUITE 201-465

ST THOMAS, VI 00802

(SOLE OWNER HEREINAFTER CALLED

“OWNER” or “MORTGAGOR”), to

TALL SHIP ADVENTURES INC., an Illinois corporation

411 Walnut Street

#19323

Green Cove Springs FL 32043

(SELLER)

(HEREINAFTER called “MORTGAGEE”)

WITNESSETH:

WHEREAS, the maker, Mortgagor, herein, is the sole owner of the whole of the Vessel named and described herein, and is justly indebted to the Mortgagee, as evidenced by a Secured Promissory Note dated of even date herewith in the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) plus interest payable to the Mortgagee (the “Note”) described above and has agreed to give this Mortgage as security, and has authorized and directed the execution and delivery hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable considerations, receipt of all of which is hereby acknowledged, and to secure payment of said indebtedness and interest pursuant to the Note and other sums that hereafter may become due pursuant hereto and the performance of all covenants hereof, Owner by these presents grants, assigns, mortgages and conveys unto Mortgagee, its successors and assigns, the whole of the Vessel named above, together with all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, boats, anchors, chains, tackle apparel, furniture, fittings, tools, pumps, equipment and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements now or hereafter belonging thereto, whether or not removed there from, all of which shall be deemed to be included in the term “Vessel” herein, and deemed included herein by reference.

TO HAVE AND TO HOLD all and singular the above described Vessel unto Mortgagee, its successors and assigns, forever;

PROVIDED, HOWEVER, that if Owner, its heirs, executors, administrators or its successors or assigns shall perform and observe all and singular the terms, covenants and agreements herein and pursuant to the Note, then this Mortgage shall cease, otherwise to remain in full force and effect

Nothing herein shall be deemed or construed to subject to the lien hereof any property other than a “vessel” as the term is used in Title 46, United States Code, Chapter 313 (the “Act”). Mortgagee may file this Mortgage with the Secretary (as set forth in the Act) or otherwise to perfect its security interest herein.

Owner agrees to pay said indebtedness with interest hereon as herein and in said Note, and to perform and observe the further terms, covenants and agreements herein and said Note, and to hold the Vessel subject thereto.

ARTICLE I. - Particular Covenants of Owner

Owner covenants as follows:

1. Owner is and shall continue to be a citizen of the United States entitled to own and operate the Vessel under her marine document, which Owner shall maintain in full force and effect; and all action necessary for the execution, delivery and validity hereof and of said note has been duly taken. If a corporation or other limited liability company, Owner is duly organized and is and shall continue in good standing under the laws of the State of formation and authorized to do business and in good standing in any other State wherein Owner regularly does business.

2. Owner lawfully owns and possesses the Vessel free from all liens and encumbrances whatsoever except as may herein below be specified and shall warrant and defend title to and possession of all and every part thereof for the benefit of Mortgagee against all persons whomever. Owner shall not set up against Mortgagee and/or any assignee of this Mortgage any claim of owner against Mortgagee and/or assignee under any past or future transactions.

3. Owner shall at its own expense, keep the Vessel fully and adequately insured under usual full marine insurance with policy valuation not exceeding the amount insured and in at least the amount of the unpaid principal balance of this Mortgage, and shall maintain insurance to cover protection and indemnity risks, tower’s liability risks if the Vessel performs towage, employees’ compensation and/or other risks and liabilities from time to time specified by Mortgagee. All insurance shall be taken out in the name of the Owner and shall by its terms be payable to Mortgagee for account of Mortgagee and Owner as their respective interests may appears, and all policy forms, underwriters and amounts shall be subject to Mortgagee’s approval. Owner shall notify, and shall request underwriters to agree reasonably in advance to notify Mortgagee of any cancellation of or material change in any insurance coverage. All policies, binders and cover notes shall be delivered to Mortgagee with evidence satisfactory to it that all premiums and other charges therefore have been fully paid. Owner shall maintain all such insurance unimpaired by any act, breach of warranty or otherwise.

4. Owner shall comply with and not permit the Vessel to be operated contrary to any provision of the laws, treaties, conventions, rules, regulations or orders of the United States, any State and/or other jurisdiction wherein operated, and/or of any department or agency thereof, nor remove the Vessel from the limited of the United States save on voyages with the intent of returning, nor abandon the Vessel in any foreign port. Owner shall do everything necessary to establish and maintain this Mortgage as a Preferred Mortgage on said Vessel.

5. Neither the Owner, Agent or Master of the Vessel has or shall have any right, power of authority to create, incur or permit to be placed or imposed on the Vessel or any part thereof any lien whatsoever other than to the Mortgagee or for crew’s wages or salvage.

6. Owner shall place and keep prominently in the pilot house (if any), chart room or Master’s cabin or elsewhere on the Vessel as specified by Mortgagee any notice of this Mortgage required by Mortgagee, and shall keep a proper copy hereof with the ship’s papers or exhibit the same to all persons having business with the Vessel, and to Mortgagee on demand.

7. Owner shall pay when due all taxes, assessments, governmental charges, fines and penalties lawfully imposed and promptly discharge any and all liens whatsoever upon the Vessel. Owner shall at its own expense at all times maintain the Vessel in thorough repair and working order and shall make all proper renewals and replacements.

8. If the Vessel shall be libeled, attached, detained, seized or levied upon or taken into custody under process or under color of any authority, Owner shall forthwith notify Mortgagee by overnight delivery with confirmed receipt of Mortgagee, and forthwith discharge or release the Vessel therefrom, and in any event within fifteen (15) days after such libel, attachment, detention, seizure, levy or taking into custody.

9. Owner shall at all times afford Mortgagee complete opportunity to inspect the Vessel and cargoes and papers hereof, and to examine Owner’s related accounts and records; and shall certify quarterly and, if Mortgagee requests, monthly, that all wages and other claims whatsoever which might have given rise to lien upon the Vessel have been paid.

10. Owner shall not, without prior written consent of Mortgagee, sell or mortgage the Vessel or any interest therein nor charter Vessel except to persons and for uses lawful for American vessels and then only provided said insurance be unaffected thereby or adequately replaced; nor, if a corporation, merge or consolidate with any other person, firm or corporation, or dissolve.

11. From time to time Owner shall execute and deliver such other and further instruments and assurance as in the opinion of Mortgagee’s counsel may be required to subject the Vessel more effectually to the lien hereof and to the payment of said indebtedness and for operation of the Vessel as herein provided, and to effectuate sales as provided in paragraph C of section I, Article II of the Act.

ARTICLE II. - Default

1. In any one or more of the following events, herein termed “events of default”:

a. Default in the punctual payment of the principal or interest of the Note secured hereby or any installment thereof or other default under said Note, or in the due and punctual performance of any provision of Article I hereof, or attempted to violate Sections 4 and 10 of Article I hereof, or default continuing for fifteen (15) days in the performance of any other covenant herein; or

b. Commission of an act of bankruptcy by Owner or approval by any court of a petitioner answer asking for reorganization, arrangement, extension or other relief under any bankruptcy law; or appointment of a receiver for Owner or any of Owner’s property or the taking by any court of any action comparable thereto; or rendition of a final judgment against Owner for the payment of money and failure of Owner to discharge the same within ninety (90) days or stay the execution thereof pending appeal; or Mortgagee’s conclusion in good faith at any time that, through actual or prospective violation of any provision of this Mortgage, Mortgagee is in danger of losing said debt, or any part thereof, by delaying collection thereof until the time above limited for the payment thereof;

Then, and in every such case, Mortgagee may:

A. Declare the principal of said Note and all accrued interest thereon to be and they shall then become and be due and payable forthwith.

B. Recover judgment for, and collect any out of any property of Owner, any amount thereby or otherwise due hereunder; and/or collect all earned charter hire and freight monies relating to services performed by the Vessel, Owner hereby assigning to Mortgagee such earned charter hire and freight monies then owning; and/or

C. Retake the Vessel without legal process at any time wherever the same may be, and, without being responsible for loss or damage, hold and in Mortgagee’s or in Owner’s name lease, charter, operate or otherwise use the Vessel for such time and on such terms as Mortgagee may deem advisable, being accountable for net profits, if any, and with the right to dock the Vessel free of charge at owner’s premises or elsewhere at Owner’s expense; and/or sell the Vessel, free from any claim by Owner of any nature whatsoever, in the manner provided by law; to the extent permitted by law, such sale may be public or private, without notice, without having the Vessel present, and/or Mortgagee may become the purchaser.

For such purpose Mortgagee and its agents are hereby irrevocably appointed the true and lawful attorneys of Owner in its name and stead to make all necessary transfers of the Vessel thus sold.

2. In the event that the Vessel shall be arrested or detained by any officer of any court or by any other authority, Owner hereby authorizes Mortgagee, its officers, representatives and appointees, in the name of Owner or of Mortgagee, to receive or to take possession thereof, and to defend any action and/or discharge any lien.

3. Each and every power or remedy herein given to Mortgagee shall be cumulative, and in addition to all powers or remedies now or hereafter existing in admiralty, in equity, at law or by statute, and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy, and no waiver of any default shall waive any other default. In any suite Mortgagee shall be entitled to obtain appointment of a receiver of the Vessel and the earnings thereof, who shall have full rights and powers to use and operate the Vessel, and to obtain a decree ordering and directing the sale and disposition thereof.

4. The net proceeds of any judicial or other sale, and any charter, management, operation or other use of the Vessel by Mortgagee, or any claim for damages, of any judgment, and any insurance received by Mortgagee (except to the extent paid to Owner or applied in payment of repairs or otherwise for Owner’s benefit) shall be applied as follows:

FIRST: To the payment of all attorneys’ fees, court costs, and any other expenses, losses, charges, damages incurred or advances made by Mortgagee in the protection of its rights or caused by Owner’s default hereunder or under the note secured hereby, with interest; and to provide adequate indemnify against any liens for which priority over this Mortgage is claimed.

SECOND: To the payment of all interest, to date of payment, on the note and any or all other sums secured hereby, and as to any balance of such proceeds, to the payment next of any or all matured installments of principal and then of any or all unmatured installments of principal in the inverse order of their maturity.

Mortgagee shall be entitled to collect any deficiency from Owner. Owner shall be entitled to any surplus, subject to set-off favor of Mortgagee for any other indebtedness of Owner.

5. All advances and expenditures which Mortgagee in its discretion may make for repairs, insurance, payment of liens or other claims, defense of suits, or for any other purpose whatsoever related hereto or to said Note and all damages sustained by Mortgagee because of defaults, shall be repaid by Owner on demand with interest and until so paid shall be a debt due from Owner to Mortgagee secured by the lien hereof. Mortgagee shall not be obligated to make any such advances or expenditures, nor shall the making thereof relieve Owner of any obligation or default with respect thereto.

ON THIS DAY AND YEAR WRITTEN AT THE BEGINNING OF THIS MORTGAGE THE UNDERSIGNED HAVE SIGNED THIS MORTGAGE, OR IF A CORPORATION, CAUSED THIS MORTGAGE TO BE SIGNED IN THE CORPORATE NAME BY ITS CORPORATE OFFICERS WHO WERE PROPERLY AUTHORIZED TO DO SO.

/s/ SCOTT STAWSKI
WINDY OF CHICAGO LTD
BY:	SCOTT STAWSKI
AS:	TREASURER

/s/ HOPE STAWSKI
WINDY OF CHICAGO LTD
BY:	HOPE STAWSKI
AS:	PRESIDENT